                                                                   EXHIBIT 32.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Annual Report of iLinc Communications, Inc. (the "Company") on Form 10-K for the period ending March 31, 2004 as filed with the Securities Exchange Commission on the date here of (the "Report"). I, James M. Powers, Jr., Chief Executive Officer of the Company, hereby certify, to my knowledge, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company in respect to those items required to be described or presented in such Report under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934.


By: /s/ James M. Powers, Jr.
------------------------------------
James M. Powers, Jr.,
Chairman of the Board, President and
Chief Executive Officer
June 28, 2004